UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2014

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 South Buffalo Drive Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05      Costs Associated with Exit or Disposal Activities

(a)           On March 25, 2014, International Game Technology (the “Company”) committed to a business realignment plan (the “Realignment”) in order to realign its cost structure for long-term earnings growth.  As part of the Realignment, the Company expects to reduce its global workforce by 7%.  The Company began notifying affected employees on March 25, 2014 and expects such workforce reductions to be completed by the end of the second quarter of fiscal 2014.

(b)           As part of the Realignment, the Company expects to recognize (i) between $8.0 million  and $9.0 million in non-recurring cash charges related to workforce reductions during the second quarter of fiscal 2014 and (ii) additional non-recurring non-cash charges related to asset impairments of between $6.0 million and $8.0 million during the second quarter of fiscal 2014.

(c)           The Company currently estimates that the total amount of costs expected to be incurred in connection with the Realignment, including the charges set forth in paragraph (b) above, is between approximately $14 million and $17 million incurred in the second quarter of fiscal 2014.  The Company expects that the Realignment will result in operating cost savings of approximately $30 million in the 2014 fiscal year or approximately $50 million on an annual run-rate basis.

(d)           The Company currently estimates the amount of charges that will result in future cash expenditures during the 2014 fiscal year to be approximately $8 million to $9 million, as described in paragraph (b) above with respect to workforce reductions.

Item 2.06      Material Impairments

The information set forth above in Item 2.05 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.06.

Item 7.01      Regulation FD Disclosure

On March 25, 2014, the Company issued a press release announcing the Realignment as well as revised guidance for the 2014 fiscal year and guidance for the second fiscal quarter of the 2014 fiscal year.  A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued dated March 25, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties.  These statements include expectations regarding the number of employees impacted by the Realignment, the costs associated with the Realignment, the related cash expenditures and the timing to recognize these charges, and the expected cost savings associated with the Realignment.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the timing and execution of the Realignment.  A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for fiscal 2013 filed with the SEC on November 26, 2013 and its Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2013 filed with the SEC on February 5, 2014 and available on the SEC website at www.sec.gov and on the investor relations section of the Company’s website at www.IGT.com/investors.  All information provided in this Current Report on Form 8-K is as of March 25, 2014, and the Company does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: March 25, 2014	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued dated March 25, 2014.